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                                   EXHIBIT 23

                               CONSENT OF KPMG LLP



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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sound Federal Bancorp

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61887 and 333-93215) of our report dated April 30, 2002, except for Note 19 which is as of June 14, 2002, relating to the consolidated balance sheets of Sound Federal Bancorp and subsidiary as of March 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2002, which report appears in the March 31, 2002 Annual Report on Form 10-K of Sound Federal Bancorp.

Our report refers to Sound Federal Bancorp's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of April 1, 2001 and as a result ceased amortizing goodwill.



\s\ KPMG LLP


New York, New York
June 26, 2002